Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Paul B. Susie
Chief Financial Officer &
Executive Vice President
Email: psusie@severnbank.com
Phone: 410.260.2000

Severn Bancorp, Inc. Announces Substantial Increase in Second Quarter Earnings

Annapolis, MD (July 27, 2018) – Severn Bancorp, Inc., (Nasdaq: SVBI) parent company of Severn Bank, today announced net income of $1.9 million for the three months ending June 30, 2018 versus $982 thousand for the same quarter in 2017. This is an increase of 95% year over year for the period. On a diluted per share basis, earnings were $0.15 versus $0.08 for the quarters ended June 30, 2018 and 2017, respectively. Net income for the six months ended June 30, 2018 is $3.8 million, a 99% increase over net income of $1.9 million for the same six month period in 2017.

Net interest income increased 15.3% during the second quarter of 2018. Net interest income was $6.9 million during the second quarter of 2018 versus $6.0 million during the second quarter of 2017. Net interest margin improved to 3.57% for the three months ending June 30, 2018 from 3.26% for the same period in 2017. Net interest income increased to $13.9 million for the first six months of 2018 from $11.6 million for the same time frame in 2017. Non-interest expenses increased modestly by 11% from $5.8 million for the second quarter of 2017 to $6.5 million for 2018. The additional expense was mostly related to new lending staff being added.

Severn Bank experienced a significant increase in mortgage banking revenue of 126% in the second quarter of 2018 versus the second quarter of 2017. Year to date mortgage banking revenue saw an increase of 51% for the first six months of 2018 versus 2017. The company’s efficiency ratio improved to 71.23% for the three months ending June 30, 2018 versus 82.96% for that same three months in 2017. Year over year the efficiency ratio improved to 70.59% from 82.11% for the first six months of 2018 and 2017 respectively.

“Earnings for the company are the best they have been in some time”, stated Alan J. Hyatt, President and Chief Executive Officer.  Mr. Hyatt continued, “In June we opened a new branch in Lothian/Wayson’s Corner so we now have excellent coverage of the county from north to south. We are making tremendous progress in picking up some strong local business relationships and bringing key staff on board. We were pleased to be able to pay a dividend the past couple of quarters, and management and the Board of Directors are focused on continued improvement in our operations and enhancing long term shareholder value.”

About Severn Bank: Founded in 1946, Severn is a full-service community bank offering a wide array of personal and commercial banking products as well as residential and commercial mortgage lending. It has assets of $821 million and six branches located in Annapolis, Edgewater, Severna Park, Lothian/Wayson’s Corner and Glen Burnie, Maryland. The bank specializes in exceptional customer service and holds itself and its employees to a high standard of community contribution. Severn is on the Web at www.severnbank.com.

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Forward Looking Statements

In addition to the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties that may be affected by various factors that may cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements contained herein include, but are not limited to, those with respect to management’s determination of the amount of loan loss reserve and statements about the economy. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “could,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” and similar expressions are typically used to identify forward-looking statements. Severn’s operations and actual results could differ significantly from those discussed in the forward-looking statements. Some of the factors that could cause or contribute to such differences include, but are not limited to, changes in the economy and interest rates both in the nation and in Severn’s general market area, federal and state regulation, competition and other factors detailed from time to time in Severn’s filings with the Securities and Exchange Commission (the “SEC”), including “Item 1A. Risk Factors” contained in Severn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Severn Bancorp, Inc.
Consolidated Income Statement
(dollars in thousands, except per share data)
(Unaudited)

Quarterly income statement results:	Three Months Ended June 30,
	2018	2017	$ Change	% Change

Interest Income

Interest on loans	$8,516	$7,394	$1,122	15.17%
Interest on securities	307	328	(21)	-6.40%
Other interest income	178	174	4	2.30%

Total interest income	9,001	7,896	1,105	13.99%

Interest Expense

Interest on deposits	1,274	938	336	35.82%
Interest on long term borrowings	800	951	(151)	-15.88%

Total interest expense	2,074	1,889	185	9.79%

Net interest income	6,927	6,007	920	15.32%

Provision for (reversal of) loan losses	0	(375)	375	-100.00%

Net interest income after provision for (reversal of) loan losses	6,927	6,382	545	8.54%

Non-Interest Income

Mortgage-banking revenue	635	281	354	125.98%
Real Estate Commissions	360	268	92	34.33%
Real Estate Management Income	187	122	65	53.28%
All other income	1,010	334	676	202.40%

Net Non-Interest Income	2,192	1,005	1,187	118.11%

Net interest income plus non-interest income after provision for (reversal of) loan losses	9,119	7,387	1,732	23.45%

Non-Interest Expenses

Compensation and related expenses	4,420	3,674	746	20.30%
Net Occupancy & Depreciation	391	325	66	20.31%
Net Costs of Foreclosed Real Estate	(18)	7	(25)	-357.14%
Other	1,684	1,818	(134)	-7.37%

Total non-interest expenses	6,477	5,824	653	11.21%

Income before income tax provision	2,642	1,563	1,079	69.03%

Income tax provision	724	581	143	24.61%

Net income	$1,918	$982	$936	95.32%
Net income available to common shareholders	$1,918	$912	$1,006	110.31%

Severn Bancorp, Inc.
Consolidated Income Statement
(dollars in thousands, except per share data)
(Unaudited)

Year-to-Date income statement results:	Six Months Ended June 30,
	2018	2017	$ Change	% Change

Interest Income

Interest on loans	$16,887	$14,525	$2,362	16.26%
Interest on securities	627	597	30	5.03%
Other interest income	364	331	33	9.97%

Total interest income	17,878	15,453	2,425	15.69%

Interest Expense

Interest on deposits	2,407	1,913	494	25.82%
Interest on long term borrowings	1,560	1,947	(387)	-19.88%

Total interest expense	3,967	3,860	107	2.77%

Net interest income	13,911	11,593	2,318	19.99%

Provision for (reversal of) loan losses	0	(650)	650	-100.00%

Net interest income after provision for (reversal of) loan losses	13,911	12,243	1,668	13.62%

Non-Interest Income

Mortgage-banking revenue	1,230	816	414	50.74%
Real Estate Commissions	745	648	97	14.97%
Real Estate Management Income	370	316	54	17.09%
All other income	1,716	583	1,133	194.34%

Net Non-Interest Inccome	4,061	2,363	1,698	71.86%

Net interest income plus non-interest income after provision for (reversal of) loan losses	17,972	14,606	3,366	23.05%

Non-Interest Expenses

Compensation and related expenses	8,698	7,431	1,267	17.05%
Net Occupancy & Depreciation	735	661	74	11.20%
Net Costs of Foreclosed Real Estate	14	40	(26)	-65.00%
Other	3,253	3,367	(114)	-3.39%

Total non-interest expenses	12,700	11,499	1,201	10.44%

Income before income tax provision	5,272	3,107	2,165	69.68%

Income tax provision	1,469	1,200	269	22.42%

Net income	$3,803	$1,907	$1,896	99.42%
Net income available to common shareholders	$3,733	$1,767	$1,966	111.26%

Severn Bancorp, Inc.
Consolidated Balance Sheet
(dollars in thousands, except per share data)
(Unaudited)

	June 30, 2018	December 31, 2017	$ Change	% Change
Balance Sheet Data:

ASSETS
Cash	$2,239	$2,382	$(143)	-6.00%
Federal funds and Interest bearing deposits in other banks	19,926	19,471	455	2.34%
Certificates of deposit held as investment	8,780	8,780	0	0.00%
Investment securities available for sale	11,975	10,119	1,856	18.34%
Investment securities held to maturity	46,487	54,303	(7,816)	-14.39%
Loans held for sale	9,444	4,530	4,914	108.48%
Loans receivable	686,912	668,151	18,761	2.81%
Loan valuation allowance	(8,257)	(8,055)	(202)	2.51%
Accrued interest receivable	2,604	2,640	(36)	-1.36%
Foreclosed real estate, net	295	403	(108)	-26.80%
Premises and equipment, net	23,059	23,139	(80)	-0.35%
Restricted stock investments	4,227	4,489	(262)	-5.84%
Bank owned life insurance	5,146	5,064	82	1.62%
Deferred income taxes	3,993	5,302	(1,309)	-24.69%
Prepaid expenses and other assets	3,858	4,069	(211)	-5.19%

	$820,688	$804,787	$15,901	1.98%

LIABILITIES AND STOCKHOLDERS EQUITY
Deposits	$621,615	$602,228	$19,387	3.22%
Borrowings	82,000	88,500	(6,500)	-7.34%
Subordinated debentures	20,619	20,619	-	0.00%
Accounts payable and accrued expenses	2,413	2,340	73	3.12%

Total Liabilities	726,647	713,687	12,960	1.82%

Preferred stock	-	4	(4)	-100.00%
Common stock	127	122	5	4.10%
Additional paid-in capital	65,157	65,137	20	0.03%
Retained earnings	28,858	25,872	2,986	11.54%
Accumulated comprehensive income (loss)	(101)	(35)	(66)	188.57%

Total Stockholders' Equity	94,041	91,100	2,941	3.23%

	$820,688	$804,787	$15,901	1.98%

Severn Bancorp, Inc.
Selected Financial Data
(dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
	2018	2017	2018	2017
Per Share Data:				.
Basic earnings per share	$0.30	$0.15	$0.15	$0.08
Diluted earnings per share	$0.30	$0.14	$0.15	$0.07
Average basic shares outstanding	12,463,132	12,125,324	12,684,711	12,125,324
Average diluted shares outstanding	12,559,069	12,209,250	12,781,037	12,209,250

Performance Ratios:
Return on average assets	0.95%	0.45%	0.95%	0.46%
Return on average equity	9.04%	4.03%	8.12%	4.14%
Net interest margin	3.62%	3.18%	3.57%	3.26%
Efficiency ratio*	70.59%	82.11%	71.23%	82.96%

	June 30, 2018	December 31, 2017
Asset Quality Data:
Non-accrual loans	$7,610	$5,710
Foreclosed real estate	295	403
Total non-performing assets	7,905	6,113
Total non-accrual loans to total loans	1.1%	0.9%
Total non-accrual loans to total assets	0.9%	0.7%
Allowance for loan losses	8,257	8,055
Allowance for loan losses to total loans	1.2%	1.2%
Allowance for loan losses to total non-accrual loans	108.5%	141.1%
Total non-performing assets to total assets	1.0%	0.8%
Non-accrual troubled debt restructurings (included above)	803	820
Performing troubled debt restructurings	11,868	13,714
Loan to deposit ratio	110.5%	110.9%

*	This non-GAAP financial measure is calculated as noninterest expenses less OREO expenses divided by net interest income plus noninterest income